SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 28, 2004

(Date of earliest event reported)

LANDAMERICA FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13990	54-1589611
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gateway Centre Parkway Richmond, Virginia	23235-5153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

The Registrant issued a press release on July 28, 2004 reporting its financial results for the quarter and six months ended June 30, 2004. The press release is attached as Exhibit 99.1 and is incorporated by reference into this Item 12. The foregoing information, including the information contained in the press release, is being furnished pursuant to this Item 12 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, the furnished information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the U.S. Securities and Exchange Commission, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: July 28, 2004	By:	/s/ G. William Evans
G. William Evans
Chief Financial Officer